FOR IMMEDIATE RELEASE

For additional information contact:

Dawn Landry
Vice President and General Counsel
+ 1-561-981-2106
legal@daleen.com



              Daleen Announces $30 Million Investment by Quadrangle
                      Capital Partners and Behrman Capital
        Daleen to Acquire Protek, Creating New Company with Global Reach

BOCA RATON, Fla. - May 7, 2004 - Daleen Technologies, Inc. (OTCBB: DALN.OB), a global provider of licensed and outsourced billing and customer management, operational support systems (OSS) and revenue assurance solutions for traditional and next generation service providers, today announced that agreements have been signed by affiliates of Quadrangle Capital Partners and Behrman Capital for investments of $25 million and $5 million, respectively, into Daleen Holdings, Inc., a newly formed holding company. The Company further announced that Daleen Holdings will simultaneously acquire Daleen Technologies and Protek Telecommunications Solutions Limited, a UK-based international software solutions group focused in the operational and business support systems markets, for an aggregate of $37.2 million in stock and cash, including anticipated performance payments.

     The combination of Daleen Technologies and Protek will create a diversified service provider with billing, network management, network inventory, revenue assurance and event management products that can serve wireline and wireless telecommunications providers around the world. Daleen Holdings will have an installed base of over 90 customers on six continents with the ability to serve new and existing customers through licensing agreements or a service bureau.

     "Geographic and product breadth have become critical requirements for success in the new telecom marketplace," said Gordon Quick, president and CEO of Daleen. "The combination of Daleen and Protek produces a stronger, more capable OSS company with a more comprehensive solutions portfolio, a strong balance sheet and a clear vision going forward for our customers."

     "Daleen's reputation as a technology leader in the wireline billing and event management space is well recognized," said Paul Beaumont, CEO of Protek. "With the addition of Protek's network management and inventory management solutions, our experience in wireless billing and our global operations capabilities, we will be well positioned to address the OSS needs of wireless and wireline telecom providers worldwide, from emerging Tier 3 players to established Tier 1 leaders." - more -

Daleen Announces $30 Million  Investment by Quadrangle                  p 2 of 4
Capital Partners and Behrman Capital

     Daleen Holdings will be headquartered in Boca Raton, Florida with principal offices in St. Louis, London, Johannesburg, Dakar, Jordan, Norway, and Moscow. Gordon Quick will serve as CEO of Daleen Holdings and Paul Beaumont will be President of International. Daleen and Protek have executed a Reciprocal Services Agreement and an International Teaming Agreement that will allow the two companies to begin working closely in developing and marketing their respective products and services to current and new customers and to collaborate in the development of new solutions.

     "We are pleased to be partnering with the management of Daleen and Protek to create a combined company with the resources and scale to compete for any customer across the telecommunications landscape," said Michael Huber, Managing Principal of Quadrangle Capital Partners. "We look forward to helping the combined company continue to grow to meet the changing needs of their customers."

Overview of the Transaction
---------------------------
     As part of this transaction, Daleen will become a private company. All outstanding shares of Daleen common stock will be purchased for $0.0384 per share in cash for a total of $1.8 million. The per share purchase price is based on an aggregate amount equal to approximately ten percent of the total value received by Daleen stockholders. As a condition to closing, a majority of holders of Daleen preferred stock will be required to waive the $49.8 million redemption value of the preferred stock. These stockholders will receive an aggregate of $15.4 million in cash and securities, with the cash component limited to a maximum of $2.8 million. Additionally, Behrman has extended a bridge loan facility to Daleen in support of the transactions, including a deposit to Protek.

     Simultaneous with the investment closings, Daleen Holdings will purchase Protek for $13 million in cash and $5 million in common stock and options in the new company. Certain shareholders of Protek will also be entitled to performance bonuses of up to $1 million in cash and $1 million in Daleen Holdings common stock. The purchase price will be subject to certain post-closing adjustments. Kaufman Bros., L.P. acted as exclusive financial advisor to Protek on this transaction.

     Completion of the investment and acquisition transactions will be subject to the satisfaction of customary closing conditions, including approval by Daleen stockholders. Affiliates of Quadrangle Capital Partners have entered into Voting Agreements with stockholders holding approximately 72% of the aggregate voting power of Daleen, which is sufficient to approve the transaction. Completion is currently expected to occur during the third quarter of 2004. Daleen expects to promptly file a preliminary proxy statement and Schedule 13E-3 outlining the proposed investment and acquisition transactions - more -

Daleen Announces $30 Million  Investment by Quadrangle                  p 3 of 4
Capital Partners and Behrman Capital

with the Securities and Exchange Commission (SEC). Daleen will not pursue a stockholder vote on or the completion of the reverse stock split proposed by its preliminary proxy statement filed in January 2004.

     Solicitation of Daleen's stockholders with respect to the proposed investment and acquisition transactions will be made pursuant to a proxy statement to be mailed to Daleen's stockholders. All stockholders are urged to read the proxy statement carefully because these documents will contain important information about the proposed investment and acquisition transactions and information concerning the record date, time and place of the special meeting of Daleen's stockholders to vote on the proposed investment and acquisition.

About Daleen

Daleen Technologies, Inc. is a global provider of high performance billing, customer care, OSS and revenue assurance software, with a comprehensive outsourcing solution for traditional and next generation service providers. Daleen's solutions utilize advanced technologies to enable providers to reach peak operational efficiency while driving maximum revenue from products and services. Core products include its RevChain(R) billing and customer management software, Asuriti(TM) event management and revenue assurance software, and BillingCentral(R) ASP outsourcing services. More information is available at WWW.DALEEN.COM.


About Protek

Protek develops, markets and supports Business and Operational Support Software (B&OSS) solutions for next generation service providers and large enterprises ensuring a predictable and rapid return on investment.

Its broad range of functionality in Customer Care and Billing, Rating, Order Management, Flow-through Service Provisioning, (Real Time) Inventory, Network Management, and Mediation gives Protek's service provider and large enterprise customers increased control over their business, resulting in improved business efficiency and increased revenue from new services - whilst also reducing costs through automation. Proven benefits include faster time to market, reduced business risk, improved customer service, and enhanced return on investment.

More than 70 customers in over 35 countries utilise Protek to improve their competitiveness and profitability, including BellSouth, MTN, ntl:, Orange Liechtenstein, Og Vodafone, SabaFon, Saudi Telecommunications Company - (STC), Telenor and Western Wireless International. Protek's partners include HP, IBS, Open Technologies, StreamServe, Crystal Decisions, IBM and Sun Microsystems. Protek employs around 250 people globally, with headquarters in the United Kingdom and offices in Europe, Russia, Africa and the Middle East.

For more information please visit our web site at www.protek.com or email us at INFO@PROTEK.COM, or contact:
Meryl Hanlon/Ian Mackie
Golin/Harris Weber
+44 (0) 20 7067 0482/0621
MHANLON/IMACKIE@GOLINHARRISWEBER.COM

                                    - more -

Daleen Announces $30 Million  Investment by Quadrangle                  p 4 of 4
Capital Partners and Behrman Capital

or contact:


Sarah Daniels
Protek
+44 (0) 1628 506814
SARAH.DANIELS@PROTEK.COM


About Quadrangle

Quadrangle Group LLC manages Quadrangle Capital Partners LP, a private equity fund that specializes in the media and communications industries. The firm also invests in financially troubled companies across industry groups through a distressed debt investment program. Quadrangle Group was founded in March 2000 by four former Managing Directors of Lazard Freres & Co. LLC who have more than 60 years of combined experience in private equity and in media and communications. For more information, visit www.quadranglegroup.com.


About Behrman Capital

Based in New York City and San Francisco, Behrman Capital was founded in 1992 by Darryl G. and Grant G. Behrman. The firm invests in management buyouts, leveraged buildups and recapitalizations of established growth companies and provides expansion capital to emerging growth companies. The company's investments are focused primarily in four industries: information technology, business services, contract manufacturing, and outsourcing. The firm currently has a combined capital base exceeding $1.8 billion.


Information with Respect to Forward-Looking Statements. Statements in this release may be considered "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. These include statements regarding the intent, belief or current expectations of the Company and the assumptions on which these statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include business concentration; the Company's ability to continue as a going concern; the Company's ability to successfully implement the transactions and its aggregation strategy generally; the Company's inability to achieve profitability; the consequences of any default on the SVB operating loan; customers' and potential customers' market position and lack of financial resources; the costs and success of the Company's international expansion; the ability of the Company to develop and protect its intellectual property; the Company's relationship with third party software vendors and service providers; competition; the Company's ability to retain senior management and other key personnel; low price and volatility of the Company's common stock and the impact of the delisting from The Nasdaq SmallCap Market; the on-going securities class action against the Company; claims related to liabilities associated with the Abiliti acquisition; and the rights and preferences of the series F convertible preferred stock. These factors and others are described in the Company's most recent SEC filings including its most recently filed Form 10-K. The Company undertakes no obligation to update the forward-looking statements in this news release.

                                       ###

(C)Daleen  Technologies,  Inc.  All rights  reserved.  Daleen,  the Daleen logo,
RevChain, Asuriti, and BillingCentral are trademarks, or service marks, of Daleen Technologies, Inc. in the United States and other countries. All other trademarks and registered trademarks are property of their respective owners.